ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

| Filed in the office of | Document Number |
|---|---|
| Ross Miller<br>Secretary of State<br>State of Nevada | 20080735364-48 |
| | Filing Date and Time<br>11/05/2008 7:40 AM |
| | Entity Number<br>E0698922008-4 |

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| **1. Name of Corporation:** | Equinox International, Inc. |
| **2. Registered Agent for Service of Process:** (check only one box) | [X] Commercial Registered Agent: Incorp Services, Inc. (Name)<br>[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)<br>Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity<br>Street Address / City / Nevada / Zip Code<br>Mailing Address (if different from street address) / City / Nevada / Zip Code |
| **3. Authorized Stock:** (number of shares corporation is authorized to issue) | Number of shares with par value: 75,000,000 — Par value per share: $ .001 — Number of shares without par value: |
| **4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees) | 1) Elena Dannikova (Name)<br>375 N. Stephanie Street Suite 1411 (Street Address) — Henderson (City) — NV (State) — 89014 (Zip Code)<br>2) (Name)<br>Street Address — City — State — Zip Code |
| **5. Purpose:** (optional; see instructions) | *The purpose of the corporation shall be:* Any Legal Purpose |
| **6. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator) | Karla Valenzuela on behalf of Incorp Services (Name) — X [signature] (Incorporator Signature)<br>375 N. Stephanie St. Suite 1411 (Address) — Henderson (City) — NV (State) — 89014 (Zip Code) |
| **7. Certificate of Acceptance of Appointment of Registered Agent:** | *I hereby accept appointment as Registered Agent for the above named Entity.*<br>X [signature] (Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity) — 10/08/2008 (Date) |

*This form must be accompanied by appropriate fees.*